CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial
Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 10, 2004, which is incorporated by reference, in this Registration
Statement (Form N-1A Nos. 33-20891 and 811-5527) of Dreyfus New
Jersey Municipal Money Market Fund, Inc.

/s/ERNST & YOUNG LLP

ERNST & YOUNG LLP

New York, New York
May 26, 2004